Exhibit 10.14

Execution Copy

AMENDED AND RESTATED LICENSE AGREEMENT

This AMENDED AND RESTATED LICENSE AGREEMENT (the “Agreement”) is made as of April 13, 2012 (the “First Amendment Effective Date”) by and among Abengoa Bioenergy New Technologies, Inc. (formerly known as Abengoa Bioenergy R&D, Inc.), a Missouri corporation having a place of business at 16150 Main Circle Drive, Suite 300, Chesterfield, Missouri, 63017, United States of America, (“ABNT”); and Dyadic International (USA), Inc., a Florida corporation having its principal office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477-5094, United States of America (the “Company”), and Dyadic International, Inc., a Delaware corporation having a place of business at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477-5094, United States of America (“Parent” and, together with the Company “Dyadic”).  ABNT and Dyadic are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.”

BACKGROUND

WHEREAS, the Parties hereto are parties to that certain License Agreement (the “License Agreement”) dated as of February 18, 2009 (the “Effective Date”) and the Parties hereto now wish to amend and restate such License Agreement in its entirety as provided herein;

WHEREAS, the Company owns or has rights under certain patent rights and know-how relating to the generation and use of its proprietary Myceliopthora Thermophila (formerly classified as Chrysosporium lucknowense, “C1”) technology for the expression of certain genes and secretion of certain corresponding enzymes and, in addition, the Company owns or has rights under certain related Dyadic Materials (as defined herein);

WHEREAS, ABNT desires to obtain a non-exclusive license under such patent rights and know-how of the Company and, in addition, to obtain access to and to use the Dyadic Materials, all on the terms and conditions herein;

WHEREAS, the Company desires to grant such license to ABNT, and the Company desires to provide access to the Dyadic Materials to, and permit the use of the Dyadic Materials by, ABNT, all on the terms and conditions herein;

WHEREAS, ABNT agrees to provide consideration to the Company in exchange for the grant of such license in the form of certain payments, as further described herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which is hereby acknowledged, Dyadic and ABNT hereby agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, capitalized terms shall have the meanings indicated in this ARTICLE 1 or as specified elsewhere in this Agreement:

1.1            “Affiliate” means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such first Person, as the case may be.  For purposes of this Section 1.1, the term “control” means (a) direct or indirect ownership of fifty percent (50%) or more of the voting interest in the entity in question, or fifty percent (50%) or more interest in the income of the entity in question; provided, however, that if local Law requires a minimum percentage of local ownership of greater than fifty percent (50%), control will be established by direct or indirect beneficial ownership of such greater percentage, or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.2            “Authorized Development Sublicensee” means (i) Dyadic or its subsidiaries or (ii) any Third Party to which Dyadic Materials are provided under a written sublicense agreement granted by ABNT that meets the requirements of ARTICLE 2 of this Agreement for such Third Party’s use solely on ABNT’s behalf.

1.3            “Biomass” means cellulosic and lignocellulosic materials derived from plants, whether in a form as a result of natural or artificial processes thereto.  By way of example and not limitation, common sources of Biomass include (1) agricultural wastes, such as corn stalks, grain fiber, starch based fiber, straw, seed hulls, sugar cane leavings, bagasse, nutshells, distiller’s grains (DGS), stillage, and manure from cattle, poultry, and hogs; (2) wood materials, such as wood or bark, sawdust, timber slash, and mill scrap; (3) municipal waste, such as waste paper and yard clippings; and (4) energy crops, such poplars, willows, switchgrass, alfalfa, prairie bluestem, corn, cereals and other grains.  To the extent that algae contain commercially extractable oils, such algae are excluded from Biomass.

1.4            “Biorefining” means any process or integrated processes for the conversion of Biomass to sugars, for the production of power, fuels and/or chemicals.

1.5             “C1 Strains” means, individually and collectively, the Dyadic strains identified on Exhibit B, together with any progeny (but not any derivatives or modifications) of such strains.

1.6             “Confidential Information” means any information of a confidential and proprietary nature, whether oral, written, visual, electromagnetic, electronic, or in any other form, including but not limited to know-how, information, invention disclosures, patent applications, proprietary materials and/or technologies, economic information, business or research strategies, purchase orders (and any information included therein), trade secrets, and material embodiments thereof, disclosed by a Party to the other Party either on or after the Effective Date under this Agreement or prior to the Effective Date under the R&D Agreement, and characterized to the receiving Party as confidential.  For clarity, any reports delivered by a Party to the other Party under this Agreement or prior to the Effective Date of this Agreement under the R&D Agreement, including without limitation pursuant to Section 4.1 of this Agreement, shall be deemed to be the Confidential Information of the disclosing Party.  The Dyadic Materials, any components thereof, any derivative or modification of any Dyadic Materials or components thereof existing as of the date of the delivery of the Dyadic Materials, the Licensed Know How existing as of the date of the delivery of the Dyadic Materials, and any information contained in or derived from any of the foregoing, shall be considered Confidential Information of Dyadic.

1.7            “Contract Activities” means any activities directed to the research, development or manufacture of a product(s) or component(s) of a product(s), including for example the expression and/or manufacture of a gene, protein or other product of interest, for (*)

1.8            “Control” or “Controlled” means, with respect to all or any portion of any gene, the gene itself, protein, compound, material, information or intellectual property right, that the Party owns or has a license to any portion of any such gene, the gene itself, protein, compound, material, information or intellectual property right and has the ability to grant to the other Party access, a license or a sublicense (as applicable) to any portion of any such gene, the gene itself, protein, compound, material, information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.

1.9            “Dollar” or “$” means the lawful currency of the United States.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.10            “Dyadic Material(s)” means, individually and collectively, (a) the C1 Strains and (b) the promoters, fusion proteins, signal peptides, selectable markers, vectors, genetic constructs, genes, expression products, DNA, and other materials set forth on Exhibit B, together with any progeny (but not any derivatives or modifications) thereof.

1.11            “End Product” means a Product that is a sugar for the production of power, fuels and/or chemicals, or such power, fuels and/or chemicals.

1.12            “Ethanol Equivalents” means with respect to any Non-Ethanol Product that is produced for purposes of sale, or a Licensed Facility that uses Production Strains, Protein Products or other Products to produce any such Non-Ethanol Product for purposes of sale, the amount of such Non-Ethanol Product produced (or the amount of such Non-Ethanol Product that the Licensed Facility has the capacity to produce), divided by the amount of the Non-Ethanol Product that is required to make one gallon of Ethanol Product.  With respect to any Non-Ethanol Product, the Parties shall agree in good faith and in writing on the amount of such Non-Ethanol Product that is required to make one gallon of Ethanol Product, prior to the production of such Non-Ethanol Product under this Agreement, subject to Section 11.8(c).  Subject to the foregoing, for purposes of this definition of Ethanol Equivalents, ABNT represents that (*) cellulosic glucose are required to make one gallon of Ethanol Product.

1.13            “Ethanol Product” means a Product that is cellulosic ethanol.

1.14            “Facility Fee” shall have the meaning set forth in Section 3.1(a) below.

1.15            “Field” means the enzymatic hydrolysis of Biomass substrates in Biorefining processes.

1.16             “Improvement” means any invention comprising the composition of matter of, process of making, or methods of using (a) the Dyadic Materials or other materials covered by a Valid Claim; (b) any gene, portion of any gene, protein, promoter, signal peptide, terminator, or integration site obtained from the Dyadic Materials or the other materials described in subsection (a) of this Section 1.16; (c) any progeny, derivative or modification of the subject matter described in clauses (a) or (b), of this Section 1.16; or (d) any mixture of proteins in specified ratios produced using the Dyadic Materials, or a derivative or modification thereof.  For purposes of clarification, notwithstanding anything to the contrary, “Improvement” does not include any invention that is (i) an enhancement, modification, or improvement of, or to, any expression product (or the gene that encodes for such expression product), including, without limitation, any such expression product (or the gene that encodes for such expression product) contained within the Dyadic Materials and/or covered by a Valid Claim except where the invention improves the expression or screening of proteins generally (which shall be included within Improvements), or (ii) Shuffling Technology.

1.17            “Law” means, individually and collectively, any and all laws, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental, court or regulatory authority within the applicable jurisdiction.

1.18            “Licensed Facility” means a location at which ABNT, its Affiliates, or any of their sublicensees under this Agreement uses Production Strains, Protein Products or other Products.

1.19            “Licensed IP” means the (a) Licensed Patents; and (b) Licensed Know-how.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.20            “Licensed Know-how” means, to the extent necessary or reasonably useful for the (a) research, development, manufacture, use or sale of Products, or (b) research, development or use of a Production Strain, any and all technical information, information regarding genetic mutations, regulatory information, clinical information, know-how, processes, procedures, methods, formulae, protocols, techniques, software and data, which are not claimed in, covered by or otherwise disclosed in the Licensed Patents, that (i) the Company Controls as of the First Amendment Effective Date, and (ii) is directly related to the Licensed Patents, the Dyadic Materials or a Production Strain.

1.21            “Licensed Patents” means (a) the Patents listed on Exhibit A, and (b) any and all other Patents Controlled by the Company as of the Effective Date related to the C1 expression system, the C1 high-throughput screening system and/or any C1-derived enzymes (and the genes encoding the same) that are necessary or useful for the production of enzymes for use in the Field.

1.22            “Non-Commercial Facilities” means (a) the biomass pilot facility (*) and (b) the biomass demonstration facility at (*) so long as the combined annual capacity of such facilities is (*) of Ethanol Product or Ethanol Equivalents.

1.23            “Non-Ethanol Product” means a Product that is not cellulosic ethanol.  A Non-Ethanol Product may be an End Product or a Protein Product.

1.24             “Patents” means all: (a) United States and foreign patents, re-examinations, reissues, renewals, extensions and term restorations, inventors’ certificates and counterparts thereof; and (b) pending applications for United States and foreign patents, including, without limitation, provisional applications, continuations, continued prosecution, divisional and substitute applications, and counterparts thereof.

1.25             “PPB” means ABNT’s payment program, which provides for (i) full payment of undisputed invoiced amounts to the Company (*) after ABNT approval of such invoiced amounts or (ii) a discounted payment should the Company, in its sole option, determine to collect payment earlier than (*)  after ABNT’s approval of such invoiced amounts.

1.26            “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.27            “Product” means any product (a) with respect to which (i) ABNT and/or its Affiliates, or an Authorized Development Sublicensee on behalf of ABNT, has conducted research and/or development activities and (ii) ABNT has a material commercialization interest at the time of such research and development activities and at the time of the first commercial sale or use of such product, and (b) (i) the manufacture, use, sale, offer for sale, or import of which would, but for the rights granted to ABNT pursuant to Section 2.1(a), infringe a Valid Claim in any jurisdiction; or (ii) that arose from, or whose manufacture involves, the use of any of the Dyadic Materials or any components thereof, any derivative or modification of any Dyadic Materials or components thereof, the Licensed IP and/or any Dyadic Confidential Information.

1.28            “Production Strain(s)” means any strain (C1 or non-C1) generated by ABNT, its Affiliates or an Authorized Development Sublicensee utilizing the Dyadic Material or any components thereof, any derivative or modification of the Dyadic Material or any components thereof, the Licensed IP and/or any Dyadic Confidential Information, that produces a Product for use in the Field.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.29            “Protein Product(s)” means any protein that is produced by a Production Strain.

1.30            “R&D Agreement” means the R&D Agreement dated as of October 26, 2006 by and between the Company and ABNT, which the Parties terminated under the Settlement Agreement and Release of Claims between the Parties of even date with this Agreement.

1.31            “Sublicense Agreement” shall have the meaning set forth in Section 2.1(c) below.

1.32             “Shuffling Technology” means any and all techniques, methodologies, processes, materials and/or instrumentation, including without limitation any and all Patents, know-how, confidential information and materials relating thereto, that, in each case, relates to the characterization, development and optimization of genes and proteins for commercial uses through the recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity, and generally applicable screening techniques, methodologies, or processes of using the resulting genetic material to identify potential usefulness.

1.33            “Territory” means worldwide.

1.34            “Third Party” means any Person other than Dyadic, ABNT, or any Affiliate of either Dyadic or ABNT.

1.35            “Valid Claim” means (a) any claim of an issued and unexpired patent within the Licensed Patents which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or is unappealable, and which patent has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a pending claim in a pending patent application within the Licensed Patents that has not been abandoned, finally rejected, or expired without the possibility of appeal or refiling.

1.36            “Western Europe” means the countries of (*)

ARTICLE 2
LICENSES AND TECHNOLOGY TRANSFER

2.1               Grants to ABNT.

(a)            Licensed IP and Dyadic Materials. Subject to the terms and conditions of this Agreement, including without limitation Section 2.2 and ARTICLE 3, the Company hereby grants to ABNT and its Affiliates a non-exclusive, non-transferable (except as provided in Section11.3), perpetual (subject to Section 10.3) right and license, with the right to grant sublicenses in accordance with Section 2.1(c), under the Licensed IP:

(1)             to practice the Licensed IP and to use Dyadic Materials, to develop, make, have made (subject to Sections 2.1(c)(1) and 2.1(d)), use, and import Production Strains solely in the Territory and solely for purposes of producing Protein Products for use in the Field;

(2)            to practice the Licensed IP and to use Dyadic Materials to develop, make, have made (solely as provided in and subject to Section (subject to Sections 2.1(c)(1) and 2.1 (d)) and import Protein Products produced from the Production Strains made or used under Section2.1(a)(1), solely in the Territory and solely for purposes within the Field;

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(3)            to use and to sell and offer to sell, Protein Products made under Section 2.1(a)(2), solely for purposes of use in the Field to generate End Products, and provided that Royalty Fees are paid under ARTICLE 3 with respect to all (i) End Products generated by ABNT, its Affiliates and their Production Strain Sublicensees through the use of such Protein Products and (ii) all Protein Products sold to any Third Party (not including any Production Strain Sublicensee for which payment is made pursuant to clause (i)) by ABNT, its Affiliates and, to the extent permitted under Section 2.1(c)(2), their Production Strain Sublicensees; and

(4)            if a Valid Claim of a Licensed Patent is deemed to cover an End Product generated through the use of the Protein Products made under Section 2.1(a)(3), to sell and offer to sell such End Products so made worldwide, provided that Royalty Fees are paid under ARTICLE 3 with respect to all such End Products sold.

Notwithstanding anything to the contrary, the licenses granted pursuant to this Section 2.1(a) do not include a license for ABNT, its Affiliates or sublicensees to practice the Licensed IP or to use Dyadic Materials to provide Contract Activities.

(b)            Copyrights.  Subject to the terms and conditions of this Agreement, the Company hereby grants to ABNT and its Affiliates a non-exclusive, fully paid right and license under any and all copyrights in the Dyadic Materials, with the right to grant sublicenses in accordance with Section 2.1(c), to reproduce, perform, display and distribute instruction manuals and information within the Dyadic Materials, and to incorporate such copyrighted works within the Dyadic Materials, in whole or in part, into derivative works for distribution, reproduction, performance and display as reasonably necessary to practice the rights and license granted to ABNT under Section 2.1(a).  The Company will retain all other rights in such copyrighted works within the Dyadic Materials; provided that ABNT will own any copyright in derivative works created by, or on behalf of, ABNT.

(c)            Sublicenses.  The licenses granted pursuant to Section 2.1(a) and Section 2.1(b) include the right to grant sublicenses within the scope of such license solely as set forth in this Section 2.1(c) pursuant to a written agreement (each a “Sublicense Agreement”) as follows:

(1)            (*)

(2)            (*)

(3)            (*)

(4)            (*)

(d)            Sublicense Limitations.  Notwithstanding the ownership rights of ABNT set forth in Section 2.4:

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(1)            ABNT may not transfer or deliver any Dyadic Materials or any components thereof, or any derivative or modification of any Dyadic Materials or any components thereof, to any Third Party other than (i) (A) to Authorized Development Sublicensees solely as necessary for the development of a Production Strain pursuant to the grant of a sublicense under Section 2.1(c)(1), or (B) as a Production Strain solely as necessary for the manufacture of Protein Products and solely in connection with the manufacture of End Products pursuant to the grant of a sublicense under Section 2.1(c)(2) and 2.2, and (ii) under the terms of a Sublicense Agreement.  For clarity, the foregoing restriction, and restrictions elsewhere in this Agreement, on the confidentiality, transfer, and delivery of the Dyadic Materials shall not be deemed to limit  the right of ABNT to commercially disclose, transfer, sell and offer to sell Protein Products for purposes of use within the Field in the Territory pursuant to the license granted under Section 2.1(a)(3), subject to the other restrictions in this Agreement applicable to Protein Products.

(2)            Each Sublicense Agreement (other than Sublicense Agreements with Authorized Development Sublicensees) shall (i) include an express prohibition preventing the (A) making by such Third Party sublicensee of any derivatives or modifications of (1) any Production Strain transferred by ABNT to such Third Party sublicensee or (2) any Dyadic Materials incorporated in such Production Strain, or (B) reverse engineering of (1) any Production Strain transferred by ABNT to such Third Party sublicensee or (2) any Dyadic Materials incorporated in such Production Strain, and (ii) be subordinate to the terms of this Agreement.  For purposes of this Section2.1(d)(2), “reverse engineering” means the identification, modification, derivatization or other manipulation of genetic material included in a Production Strain, including for example any gene, portion of any gene, promoter, regulator, inducer, metabolic pathway, metabolomics, trancriptomics, secretion signal, vector, plasmid, protein, compound, or other material in or of such Production Strain.

(3)            Each Sublicense Agreement (including but not limited to Sublicense Agreements with Authorized Development Sublicensees) shall also include appropriate confidentiality provisions no less restrictive than those in this Agreement, and express prohibitions (i) preventing the use of any of the Dyadic Materials or any components thereof, any derivative or modification of any Dyadic Materials or components thereof, the Licensed IP and/or any Dyadic Confidential Information for any purposes other than as set forth in Sections 2.1(c)(1) and 2.1(c)(2) and within the scope of the licenses granted under Section2.1(a) and 2.1(b), and (ii) preventing the filing, prosecution or maintenance of any patent or patent application covering the Dyadic Materials or any components thereof, any derivative or modification of the Dyadic Materials or components thereof, the Licensed IP, any Dyadic Confidential and/or any Improvement.

(4)            ABNT shall remain obligated to make all payments due to Dyadic under the terms of this Agreement with respect to activities of its sublicensees with respect to Products as would require ABNT to make a payment hereunder if such activity were undertaken by ABNT itself.  ABNT shall remain fully responsible to the Company for the performance of its sublicensee(s).  Promptly following execution of any Sublicense Agreement hereunder, ABNT shall notify the Company in writing of the identity of the sublicensee, such information to be ABNT Confidential Information and subject to the restrictions set forth in ARTICLE 6.  Upon a written request of the Company, ABNT will provide a copy of any Sublicense Agreement to an independent law firm, mutually acceptable to both the Company and ABNT, to review the terms of such Sublicense Agreement and the terms of this Agreement and, after such review, provide to the Company a written statement that the terms of such Sublicense Agreement are or are not consistent with the terms of Section 2.1(c) this Section 2.1(d) or Section 2.2.  Such independent law firm shall provide no other information to the Company regarding such Sublicense Agreement.  All information provided to the Company by such independent law firm shall constitute ABNT Confidential Information and shall be subject to the restrictions set forth in ARTICLE 6.

2.2               Restrictions on Use and Transfer of the Dyadic Materials and Production Strains.

(a)            The Dyadic Materials, the Production Strains, any components of the Dyadic Materials and Production Strains, and any derivatives or modifications of any of the foregoing, shall be used by ABNT and its Affiliates (i) only in accordance with this Agreement, including, with respect to Third Party sublicensees of ABNT, Section2.1(c) and 2.1(d), (ii) only within the Territory, and (iii) in compliance with applicable Law.

(b)            ABNT may not transfer or deliver any Dyadic Materials, Production Strains, any components of the Dyadic Materials and Production Strains, or any derivatives or modifications of any of the foregoing, to any Third Party other than (x) in accordance with Section 2.1(c),  Section 2.1(d) and this Section 2.2, and (y) under the terms of a Sublicense Agreement.

(c)            Unless otherwise agreed upon in writing by the Parties, the restrictions set forth in Section 2.1(d)(2) and 2.1(d)(3) will be set forth in each Sublicense Agreement, as applicable.  For purposes of clarification, nothing in this Section 2.2(c) or elsewhere in this Agreement shall be interpreted to limit the rights of ABNT and its Affiliates, and of Authorized Development Sublicensees working solely on behalf of ABNT, to make any derivatives or modifications of the Dyadic Materials or any Production Strain or any other Dyadic Materials.

(d)            In the event that the Company has a reasonable basis to believe that ABNT, or any Affiliate or sublicensee of ABNT or its Affiliates, is using or has used any of the Dyadic Materials or any Production Strain in a manner that is inconsistent with the terms of this Agreement, the Company shall provide written notice to ABNT describing in reasonable detail such reasonable basis prior to initiating any legal action or proceeding pursuant.  As soon as practicable, but in no event later than ten (10) business days after ABNT’s receipt of such written notice, the Parties shall confer, either in person or by telephone, to discuss and attempt to resolve the Company’s concerns.  In the event that the Company’s concerns are not resolved in such conference, ABNT will initiate an investigation regarding the Company’s concerns and, in a separate conference, either in person or by telephone, will provide to the Company a summary of its findings.  To the extent that the Company disputes ABNT’s aforementioned summary of its findings, the Company shall notify ABNT of such dispute pursuant to Section 11.8, at which time the 15 day period in Section 11.8 shall commence.

2.3               Materials Delivery; Technology Transfer.

(a)            As soon as practicable after the Effective Date, but in any event within thirty (30) days after the Effective Date, ABNT shall provide the Company with written notice (the “ABNT Notice”) of the facility (which shall be limited to an ABNT Facility in the United States, Canada or Western Europe) where ABNT requests that delivery of the Dyadic Materials be made (the “Requested Delivery Location”).  If the ABNT Notice is not received by the Company by the thirty (30)-day anniversary of the Effective Date, then the Requested Delivery Location shall be deemed to be the ABNT address set forth in Section 11.6.  The Company, utilizing the protocol attached as Exhibit C, shall deliver to ABNT viable Dyadic Materials by the ninety (90) day anniversary of the Effective Date (the “Requested Delivery Date”) to the Requested Delivery Location.  For purposes of this Agreement, ABNT shall be deemed to have received the Dyadic Materials upon receipt by ABNT and/or its Affiliates of all of the Dyadic Materials set forth on Exhibit B at the Requested Delivery Location.  Within twelve (12) months after the delivery of the Dyadic Materials to ABNT pursuant to this Section 2.3(a), Dyadic, within a reasonable time after a written request by ABNT, will use commercially reasonable efforts to deliver to ABNT replacements of the Dyadic Materials; provided, however, that (i) Dyadic’s obligations to provide such replacements shall be limited to materials which Dyadic or its Affiliates have in their possession and control at the time of receipt of such written request, and (ii) ABNT shall reimburse Dyadic for its reasonable costs incurred (at the FTE rates set forth in Section 2.3(b) with the delivery of any such replacements.

(b)            In the period commencing upon receipt of the Dyadic Materials by ABNT and ending upon the eighteen (18)-month anniversary of the Effective Date, the Company shall provide to ABNT, information, technical assistance and training reasonably requested by ABNT, at the facilities of the Company in The Netherlands, including, but not limited to, up (*) equivalents (“FTEs”), to facilitate an effective transfer of the Licensed Know-how from Dyadic to ABNT, subject to the availability of appropriate Dyadic personnel.  For purposes of clarification, the time for work conducted following the Effective Date (including time for work conducted prior to the date the Dyadic Materials are delivered to ABNT) by the Company and/or its Affiliates at its facilities in The Netherlands in preparing the Dyadic Materials for shipment, and training ABNT personnel in the use of the Dyadic Materials, including without limitation in the conduct of validation activities with respect to the Dyadic Materials, shall count against the FTE time.  Information, technical assistance and training shall be provided by the Company to ABNT pursuant to a technology transfer plan to be agreed upon by the Parties with the goal of cost-effectiveness and reasonableness.  ABNT shall reimburse the Company for such preparation of the Dyadic Materials, and such support and training, at a rate equal to (*) FTE per year (which shall include the Dyadic Materials themselves).  For clarity, the obligations under this Section 2.3 relate to information, technical assistance and training relating solely to the Licensed IP, and it is understood and agreed that the Company shall not be required to transfer any information hereunder that is not Licensed IP, or to generate any Licensed Know-how in any format in which it does not already exist as of the Effective Date of this Agreement.

(c)            Notwithstanding anything to the contrary set forth in Section 2.3(a) or 2.3(b) above, it is understood that Dyadic may, in its discretion, prepare the Dyadic Materials for shipment to ABNT, may notify ABNT in writing of Dyadic’s completion of such preparation for shipment to ABNT (such notice, the “Dyadic Notice”), at any time prior to the Requested Delivery Date (including any time prior to Dyadic’s receipt of the ABNT Notice).  Upon the date of the Dyadic Notice, Dyadic may also invoice ABNT for the preparation of the Dyadic Materials (at the FTE rate set forth in Section 2.3(b)).  From and after the date of the Dyadic Notice, ABNT shall be deemed to have assumed all risk of loss and damage to the Dyadic Materials.  Further, if the Company closes facility in The Netherlands where the Dyadic Materials are located, or moves the business or assets related to this Agreement from that facility in The Netherlands to another facility, the Company may, in its discretion and upon reasonable advance notice to ABNT, deliver the Dyadic Materials to the ABNT at a date earlier than the Requested Delivery Date.

(d)            The Company shall retain all right, title and interest in and to the Dyadic Materials, subject to the rights and licenses granted to ABNT herein.

2.4               Ownership of Inventions.

(a)            As between Dyadic and ABNT, unless the Parties otherwise agree in writing, (*), subject to the Company’s underlying rights in the Licensed IP, and to the terms of this Agreement, including without limitation (*)

(b)            As between Dyadic and ABNT, unless the Parties otherwise agree in writing, (*), subject to the (*)

2.5               (*)

(a)            (*)

(b)            (*)

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)            Covenant Agreements.  Dyadic and ABNT each agrees to indemnify, defend and hold harmless the ABNTIndemnitees or the Dyadic Indemnitees (as defined in Sections 7.1 and 7.2), as applicable, and the other Party’s licensees, sublicensees, distributors and customers from and against any and all liability, damage, loss, cost, or expense (including without limitation reasonable attorneys’ fees) arising out of claims or suits brought by or on behalf of any ABNT Party or Dyadic Party, as applicable, alleging infringement of any Patent covered by the applicable covenants not to sue set forth in this Section 2.5, in each case in accordance with the indemnification procedures set forth in Section 7.3.  Dyadic and ABNT each agrees to (i) identify the other Party (either specifically or by reference to such other Party as a licensee or sublicensee) in writing in each Covenant Agreement as an intended third party beneficiary of the applicable covenant described in this Section 2.5; and (ii) require, in each Covenant Agreement, that the relevant ABNT Party or Dyadic Party, as applicable, agree (x) not to assign, sell or otherwise transfer any Patent covered by the Covenant Agreement to a Third Party unless such Third Party agrees in writing to be bound by the Covenant Agreement and (y) that any such sale, assignment or transfer in contravention of this requirement shall be deemed void and ineffective.

2.6               No Other Rights.  Dyadic and ABNT each acknowledges that the rights and licenses granted under this ARTICLE 2 and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to technology, patents or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

ARTICLE 3
LICENSE FEES

3.1               Facility Fees.

(a)            (*)

(b)            (*)

(c)            (*)

(d)            Annual Adjustments.  On January 1 immediately following the Effective Date, and on each yearly anniversary thereafter, the then applicable (*) shall be increased by the actual percentage change increase, if there has been an actual percentage change increase, in the United States Consumer Price Index (all Urban Consumers) over the same period, as published by the Bureau of Labor Statistics.

(e)            Non-Commercial Facilities.  ABNT shall have no obligation to pay the Company (*) for the (*) Non-Commercial Facilities listed in Section 1.22, so long as the combined annual capacity of such Non-Commercial Facilities is less than (*) of Ethanol Product or Ethanol Equivalents.  If the combined annual capacity of the Non-Commercial Facilities is increased beyond (*) of Ethanol Product or Ethanol Equivalents, full (*) shall be payable.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.2               Royalty Fees.

(a)            Production Strains.  Subject to the terms of this Section 3.2, ABNT shall pay to the Company a royalty (the “Royalty Fee”) for Products produced (based on Ethanol Equivalents of production) as follows (or as otherwise agreed by the Parties in writing):

(*)	(*)
(*)	(*)
(*)	(*)
(*)	(*)
(*)	(*)

For the foregoing purposes, “Production Year” means each consecutive twelve-month period commencing upon the date of first commercial production of Products, provided that if commercial production of Products ceases following such first commercial production, the Production Year shall be deemed to be stayed until commercial Production resumes.  By means of example only, if commercial production begins on June 1, 2009, ceases on May 31, 2010, and then resumes again on January 1, 2011, then January 1, 2011 shall be deemed to be the first day of second Production Year (Production Year 2), with Production Year 2 being the consecutive twelve-month period between January 1, 2011 and December 31, 2011.

(b)            Non-C1 Strains.  The Royalty Fee payable under Section 3.2 shall be reduced for Ethanol Equivalents produced solely from non-C1 Strains.  The specific percentage of the Royalty Fee payable shall be based on the number of C1 genes or components thereof expressed by such non-C1 Strains, as follows:

(*)	(*)
(*)	(*)
(*)	(*)
(*)	(*)

(c)            Non-Commercial Facilities.  ABNT shall owe the Company no Royalty Fees for Ethanol Equivalents produced at Non-Commercial Facilities, so long as the combined annual capacity of such Non-Commercial Facilities (*) of Ethanol Product or Ethanol Equivalents.  If the combined annual capacity of the Non-Commercial Facilities is increased (*) of Ethanol Product or Ethanol Equivalents, full Royalty Fees shall be payable.

(d)            Royalty Fees for First Generation Processes.

(1)            For use by ABNT, its Affiliates of Protein Products at facilities that use First Generation Processes, the only Royalty Fee that shall be applicable shall be the royalty rates set forth in Section3.2(a) for (*) ethanol production.  Such increased ethanol production to be determined by measuring ethanol production before and after the use of such Protein Products.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(2)            For sales of Protein Products to Third Parties by ABNT, its Affiliates  for use at Third Party facilities that use only First Generation Processes, the only Royalty Fee that shall be applicable shall be an (*) of the actual sales revenues of such Protein Products (not to include taxes or shipping ).

(e)            Royalty Fees for Sales of Protein Products to Third Parties for Other Than First Generation Processes.  For sales by ABNT, its Affiliates of Protein Products to Third Parties for uses other than First Generation Processes, the only Royalty Fee that shall be applicable shall be as follows:

(1)            Production Years (*) of actual sales revenues of such Protein Products to Third Parties (not to include taxes or shipping).

(2)            Production Years (*) of actual sales revenues of such Protein Products to Third Parties (not to include taxes or shipping).

(3)            Production Years (*) of actual sales revenues of such Protein Products to Third Parties (not to include taxes or shipping).

(4)            Production Years (*) of actual sales revenues of such Protein Products to Third Parties (not to include taxes or shipping).

3.3               No Valid Claim.  With respect to a Licensed Facility located in a jurisdiction in which no Valid Claim exists covering the development, manufacture, use, sale, offer for sale, importation or other exploitation of any Product produced at such facility, the Facility Fees and Royalty Fees payable under Sections 3.1 and 3.2 with respect to such Licensed Facility shall be reduced by (*) provided that no portion of such Product’s manufacture, use, sale, offer for sale or importation occurred in another jurisdiction in which a Valid Claim existed covering such activities.

3.4               No Other License Fees or Royalties. ABNT shall not owe Dyadic any amounts in the nature of license fees or royalty payments in consideration of the rights and licenses granted by Dyadic hereunder except for the Facility Fees and Royalty Fees set forth in this ARTICLE 3.

3.5               Royalty Stacking.  If, during the Term of this Agreement, ABNT, its Affiliate or sublicensee determines in good faith that it is required to take a royalty-bearing license under intellectual property rights owned by a third party in order to exercise any of the rights licensed under Section 2.1 above, with respect to particular Products used, made or sold, ABNT, its Affiliate or licensee, as the case may be, may deduct from Royalty Fees due under this Agreement all of such royalties actually paid by ABNT, its Affiliate or sublicensee to such third party; provided, in no event will the royalties paid to Dyadic under this Agreement be (*) of the amount otherwise due hereunder with respect to particular Products used, made or sold; and provided further that royalty reduction under this Section 3.5 will only be available if ABNT, its Affiliate or sublicensee, as the case may be, (i) provides written notice to Dyadic upon becoming aware of potential infringement of a third party’s intellectual property rights, (ii) provides Dyadic an opportunity to suggest or provide a work-around solution, and cooperates with Dyadic to determine if there is a commercially reasonable alternative to taking such a license, (iii) implements any work-around solution or commercially reasonable alternative to taking a license, and (iv) uses commercially reasonable efforts to negotiate the best possible license fees, if needed.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4
PAYMENT AND REPORTS

4.1               Facility Fee and Royalty Fee Reports and Payments.

(a)            Report.  Within thirty (30) days after the end of each calendar quarter occurring after the Effective Date, ABNT shall determine and shall deliver to the Company a report specifying with respect to the immediately preceding quarter (a) each Licensed Facility for which a Facility Fee is due under Section 3.1, and the annual capacity thereof in units of both Products actually produced and Ethanol Equivalents, (b) each Licensed Facility for which Royalty Fees are due under Section 3.2 and the amounts of Products produced, and Ethanol Equivalents thereof, during such quarter, (c) any additional information reasonably required by Dyadic for purposes of determining amounts payable (including, without limitation, information about the Production Strains used and the Licensed Facilities, and (d) the amount payable to the Company, (*).  If no payment is due, ABNT shall so report.

(b)            Deferral of Initial Royalty Report.  Notwithstanding the terms of Section 4.1(a), as a one-time exception, ABNT’s obligation to provide its initial quarterly report of Royalty Fees for End Products produced (but not Protein Products) under Section 4.1(a) shall be deferred until the date which is thirty (30) days after the first anniversary of the Effective Date.  Such initial report shall cover the period commencing with the Effective Date and ending on the first anniversary of the Effective Date.  Thereafter, ABNT shall provide Royalty Fee reports quarterly as set forth in Section 4.1(a).  For clarity, there shall be no deferral of Facility Fee reporting under this Section 4.1(b).

(c)            Invoice.  Following the receipt of a quarterly report, the Company shall invoice ABNT for the amount due to the Company.  ABNT shall accept electronic invoices.

4.2               Payment Method.  All payments due under this Agreement by ABNT shall be made in Dollars by bank wire transfer in immediately available funds to an account designated by Dyadic in accordance with ABNT’s PPB payment program; provided that unless disputed by ABNT in writing within fifteen (15) days of Dyadic’s invoice date, all Dyadic invoices under this Agreement shall be considered approved by ABNT as of the invoice date.  If ABNT wishes to dispute all or any portion of a Dyadic invoice, ABNT’s written notice of dispute must include a reasonably detailed explanation of the reasons for the dispute, and any such dispute shall not affect ABNT’s payment obligations with respect to the undisputed portions of Dyadic’s invoice, or of any other undisputed invoices.

4.3               Withholdings Taxes.  Any withholding or other tax that is required by Law to be withheld with respect to payments owed by ABNT pursuant to this Agreement shall be deducted by ABNT from such payment prior to remittance.  Upon the written request of the Company, ABNT shall promptly furnish the Company evidence of any such taxes withheld and reasonably assist the Company in obtaining applicable credits with respect thereto.  Without limiting the foregoing, ABNT agrees, at the Company’s request, to reasonably cooperate with the Company in availing itself of the benefit of any tax treaty to minimize such withholding tax with respect to payments hereunder to the extent permitted under Law.

4.4               Inspection of Records.  ABNT shall keep, and shall require its Affiliates and sublicensees to keep, full and accurate books and records setting forth the name and address of each Licensed Facility with its capacity and quarterly production in terms of End Products produced and Ethanol Equivalents using Products, and any additional information reasonably required by Dyadic for purposes of determining amounts payable (including, without limitation, information about the Production Strains used and the Licensed Facilities).

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ABNT shall permit the Company, by independent qualified public accountants engaged by the Company and reasonably acceptable to ABNT, to examine ABNT’s and its Affiliates’ and sublicensees’ books and records at any reasonable time, solely to determine the accuracy of the basis for the fees payable as set forth in ARTICLE 3, but not later than five (5) years following the rendering of any corresponding reports, accountings and payments pursuant to this ARTICLE 4.  The independent qualified public accountants engaged by The Company shall be under a confidentiality obligation to ABNT to disclose to the Company only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement.  The opinion of such independent accountants regarding such payments shall be binding on the Parties other than in the case of clear error.  The Company shall bear the cost of any such examination and review; provided that if the inspection and audit shows an underpayment of any payment under ARTICLE 3 of more than five percent (5%) of the amount due for the applicable period, then ABNT shall promptly reimburse The Company for all costs incurred in connection with such examination and review.  ABNT shall promptly pay to The Company the amount of any underpayment of any payment revealed by an examination and review with interest on the underpayment at the rate specified in Section 4.5 from the date such payment was originally due.  Any overpayment of any payment under ARTICLE 3 by ABNT revealed by an examination and review shall be fully-creditable against future payments under ARTICLE 3.  Except as otherwise provided in this Section 4.4, all matters reviewed by such independent qualified public accountants shall be deemed Confidential Information of ABNT and subject to the confidentiality obligations of ARTICLE 6 below.

4.5               Late Payment.  Any payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the lesser of the rate equal to one percent (1%) per month, on the date such payment was due or the maximum rate permitted by Law, calculated on the number of days such payment is delinquent.  This Section 4.5 shall in no way limit any other remedies available to either Party.

ARTICLE 5
INTELLECTUAL PROPERTY

5.1               Prosecution of Licensed Patents.  Dyadic shall retain the sole right, at Dyadic’s sole cost and expense, and in its sole discretion, file for, prosecute, respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings (including without limitation conducting or participating in interference and oppositions) filed by Third Parties against, and maintain the patents and patent applications within the Licensed Patents that are owned or otherwise controlled by Dyadic; provided that Dyadic may, in its sole discretion, decide to cease activities relating to obtaining and maintaining any patent application or patent within the Licensed Patents.  If Dyadic decides to cease activities relating to obtaining and maintaining any patent application or patent within the Licensed Patents in any country within the Territory, Dyadic shall use good faith efforts to provide thirty (30) days written notice thereof to ABNT.

5.2               Enforcement of Licensed Patents.

(a)            In the event that ABNT reasonably believes that any Licensed Patent is being infringed by a Third Party, ABNT shall promptly notify Dyadic and provide Dyadic with evidence thereof.  As between the Parties, Dyadic shall have the first right to enforce such Licensed Patents with respect to such infringement, or to defend any declaratory judgment action with respect thereto, at Dyadic’s expense.

(b)            In the event that Dyadic fails to institute and prosecute a suit for infringement(s) of the Licensed Patents within the Field after ninety (90) days from the date of request of ABNT to institute such action, ABNT shall have the right to bring suit in its own name, or if required by law, jointly with Dyadic (Dyadic will join as party plaintiff in such suits), for infringement of the Licensed Patents, and in any such suit, to enjoin infringement and to collect for its own use, damages, profits, and awards of whatever nature recoverable for such infringement; and to settle any claim or suit for infringement of the Licensed Patents by granting the infringing party a sublicense under the provisions of ARTICLE 2 of this Agreement.  All expenses in such suits will be borne entirely by ABNT, and ABNT will pay to Dyadic fifty percent (50%) of any excess of recoveries over costs and expenses in such suits.

5.3               Cooperation. Each Party agrees to cooperate with the other Party initiating actions for infringement pursuant to this ARTICLE 5 as reasonably requested by such Party and at such initiating Party’s expense.

5.4               Notice of Third Party Infringement.  The Company will use all commercially reasonable efforts to promptly notify ABNT in writing if the Company learns of any actual, alleged or threatened infringement or misappropriation of any Licensed IP or Dyadic Material within the Field, and shall include in such notice any evidence of such infringement or misappropriation.  Failure to provide such notice shall not be deemed a breach of this Agreement.

5.5               Notice of Additional Licensed Patents.  The Company will use all commercially reasonable efforts to provide written notice to ABNT, within thirty (30) days after the filing of any Patent application and the issue of any Licensed Patent, disclosing the date, title and abstract of such applications and the issue date and patent number of such Licensed Patents.  Failure to provide such notice shall not be deemed a breach of this Agreement.

ARTICLE 6
 CONFIDENTIALITY

6.1               Confidentiality Obligations.  Each Party agrees that, during the term of this Agreement and for seven (7) years thereafter, all Confidential Information of the other Party shall be maintained in strict confidence, and shall not be used for any purpose other than the purposes expressly permitted by this Agreement, and shall not be disclosed to any Third Party.  The foregoing obligations will not apply to any portion of Confidential Information to the extent that it can be established by competent proof that such portion:

(a)            was already known to the recipient as evidenced by its written records, other than under an obligation of confidentiality, at the time of disclosure;

(b)            was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the recipient;

(c)            became generally available to the public or otherwise becomes part of the public domain after its disclosure and other than through any act or omission of the recipient in breach of this Agreement;

(d)            was subsequently lawfully disclosed to the recipient by a Third Party other than in contravention of a confidentiality obligation of such Third Party to the disclosing party; or

(e)            was independently developed by the recipient without reference to or use of the Confidential Information.

6.2               Permitted Usage.  Each Party may use and disclose Confidential Information of the other Party as follows:  (a) under appropriate confidentiality provisions no less restrictive than those in this Agreement, in connection with the performance of its obligations or exercise of rights granted to or retained by such Party in this Agreement (it being agreed that the Dyadic Confidential Information that ABNT may disclose to Production Strain Sublicensees shall be limited to Production Strains and protocols for the growth of such Production Strains); (b) in connection with the filing for, prosecution, maintenance and enforcement of the Licensed Patents in accordance with this Agreement; (c) in connection with prosecuting or defending litigation, complying with applicable governmental regulations, filing for, obtaining and maintaining regulatory approvals, or otherwise required by Law; provided, however, that if a Party is required by Law to make any disclosure of the other Party’s Confidential Information it will give reasonable advance notice to the other Party of such disclosure requirement so that the other Party may seek a protective order or other appropriate remedy and the disclosing Party will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (d) in communication with potential or actual collaborators, partners, or licensees (including without limitation potential sublicensees), who prior to such disclosure have agreed in writing to be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this ARTICLE 6; (e) in confidence to potential or actual investment bankers, advisors (including without limitation financial advisors and accountants), investors, lenders, acquirers, merger partners, or other potential financial or strategic partners, and their attorneys and agents) on a need to know basis; provided, however, that the receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 6.2 to treat such Confidential Information as required under this ARTICLE 6; and/or (f) to the extent mutually agreed to by the Parties in a prior writing.  For clarity, nothing in this Section 6.2 expands the permitted use or disclosure of Licensed IP and Dyadic Materials beyond the rights expressly licensed to ABNT under ARTICLE 2.

6.3               Confidential Terms.  Except as provided in Sections 6.4 and 6.6, each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party.  Notwithstanding the foregoing, a Party may disclose the terms of this Agreement in confidence to its Affiliates in connection with the performance of this Agreement and solely on a need-to-know basis; to potential or actual collaborators, partners, or licensees (including without limitation potential sublicensees), who prior to disclosure must agree to be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this ARTICLE 6; and/or in confidence to potential or actual investment bankers, advisors (including without limitation financial advisors and accountants), investors, lenders, acquirers, merger partners, or other potential financial or strategic partners, and their attorneys and agents) on a need to know basis; provided, however, that the receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 6.3 to treat such Confidential Information as required under this ARTICLE 6.  In addition, a Party may disclose the existence (but not the terms and conditions) of this Agreement to Third Parties, subject to Section 6.6.

6.4               Exceptions for Applicable Law or Regulation.  Notwithstanding anything to the contrary in this ARTICLE 6, a Party may disclose any Confidential Information of the other Party or the terms of this Agreement that is required to be disclosed under Law (including, without limitation, the requirements of securities filings); provided that, except where impracticable, such Party shall give the other Party reasonable advance notice of such disclosure requirement (which shall include a copy of any applicable subpoena or order) and shall afford the other Party a reasonable opportunity to oppose, limit or secure confidential treatment for such required disclosure.  In the event of any such required disclosure, a Party shall disclose only that portion of the Confidential Information of the other Party that is required by Law to be disclosed and, in the event a protective order is obtained by the other Party, nothing in this ARTICLE 6 shall be construed to authorize the Party that is subject to the disclosure requirement to use or disclose any Confidential Information of the other Party to any Person other than as required by Law or beyond the scope of the protective order.  A Party may disclose this Agreement if required to be disclosed by Law to the extent, and only to the extent, such Law require such disclosure and, in such an event, such Party provides the other Party a reasonable opportunity to review and comment on the general text of such disclosure, which comments shall be incorporated by the disclosing Party if reasonable under the circumstances.

6.5               ABNT Confidential Information.  Dyadic has requested that (a) all ABNT Confidential Information, including without limitation any and all information provided by ABNT to Dyadic pursuant to Section 2.1(d)(4), Section 4.1(a) and/or Section 4.4, be delivered by ABNT to Dyadic’s Chief Executive Officer, outside counsel as indicated in Section 11.6, or, with respect to financial reports and payments as specified in Section 4.1(a), to Dyadic’s internal accounting staff, and to no other employee, representative or agent of Dyadic, unless otherwise approved or directed in writing by Dyadic’s Chief Executive Officer, and (b) any information delivered by ABNT to any employee, representative or agent of Dyadic, other than (i) as set forth in subsection (a) of this Section 6.5 or (ii) in response to a request for such information by any employee, representative or agent of Dyadic, be deemed to be non-confidential information for purposes of this ARTICLE 6 and this Agreement (collectively, the “Dyadic Request”).  Notwithstanding anything to the contrary, exchange of technical information in connection with the delivery of the Dyadic Material and the technology transfer as contemplated by Section 2.3 shall be deemed to be Confidential Information of the providing Party.

6.6               Public Announcements.  Except to the extent required by Law (in which event prior written notice to the other Party shall be given), neither Party shall make any public announcements concerning this Agreement or the terms hereof without the prior written consent of the other Party; provided that, upon the Effective Date, Dyadic may issue a press release announcing this Agreement and the relationship of the Parties in a form agreed upon by the Parties (such agreement not to be unreasonably withheld or delayed by either Party).  Thereafter, each Party may disclose to Third Parties the information contained in such press release without the need for further approval by the other Party.

ARTICLE 7
INDEMNIFICATION

7.1               Indemnification by ABNT.  ABNT shall indemnify, defend and hold Dyadic and its Affiliates, agents, employees, officers, and directors (the “Dyadic Indemnitees”) harmless from and against any and all liability, damage, loss, cost, or expense (including without limitation reasonable attorneys’ fees) arising out of Third Party claims or suits related to:  (a) breach by ABNT of any of its representations, warranties, or covenants under this Agreement; (b) the negligence or willful misconduct of ABNT or its Affiliates, and its or their directors, officers, agents, employees, or consultants; and (c) any exploitation by, or under the authority of, ABNT of the licenses granted under Section 2.1 (including by any Affiliate or sublicensee); provided, however, that ABNT’s obligations pursuant to this Section 7.1 will not apply to the extent such claims or suits result from (i) any claim or suit by a Third Party alleging that use or exploitation of the Dyadic Materials, as delivered to ABNT, infringe intellectual property rights of such Third Party except with respect to any such claim or suit that is a consequence of actions by ABNT to modify or derivatize such Dyadic Materials, the combination of such Dyadic Materials with other materials; or (ii) the negligence or willful misconduct of any of the Dyadic Indemnitees or breach by Dyadic of its representations, warranties, or covenants set forth in this Agreement, or to the extent that Dyadic has indemnification obligations with respect to such claims or suits under Section 7.2 or Section 2.5(c).

7.2               Indemnification by Dyadic.  Dyadic shall indemnify, defend, and hold ABNT and its Affiliates, sublicensees, agents, employees, officers, and directors (the “ABNT Indemnitees”) harmless from and against any and all liability, damage, loss, cost, or expense (including without limitation reasonable attorneys’ fees) arising out of Third Party claims or suits related to:  (a) breach by Dyadic of any of its representations, warranties, or covenants under this Agreement; and (b) the negligence or willful misconduct of Dyadic or its Affiliates, and its or their directors, officers, agents, employees, or consultants; provided, however, that Dyadic’s obligations pursuant to this Section 7.2 will not apply to the extent such claims or suits result from the negligence or willful misconduct of any of the ABNT Indemnitees or breach by ABNT of its representations, warranties, or covenants set forth in this Agreement, or to the extent that ABNT has indemnification obligations with respect to such claims or suits under Section 7.1 or Section 2.5(c).

7.3               Procedure.  As a condition to a Party’s right to receive indemnification under Section 7.1, Section 7.2 or Section 2.5(c) it shall:  (a) promptly deliver notice in writing (a “Claim Notice”) to the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant to Section 7.1, Section 7.2 or Section 2.5(c) (provided that the failure to give a Claim Notice promptly shall not prejudice the rights of an indemnified Party except to the extent that the failure to give prompt notice materially adversely affects the ability of the indemnifying Party to defend the claim or suit); (b) cooperate with the indemnifying Party in the defense of such claim or suit, at the expense of the indemnifying Party; and (c) if the indemnifying Party confirms in writing to the indemnified Party its intention to defend such claim or suit within ten (10) days after receipt of the Claim Notice, permit the indemnifying Party to control the defense of such claim or suit, including without limitation the right to select defense counsel; provided that, if the indemnifying Party fails to (i) provide such confirmation in writing within such ten (10) day period or (ii) after providing such confirmation, diligently and reasonably defend such suit or claim at any time, the indemnifying Party’s right to defend the claim or suit shall terminate immediately in the case of (i) and otherwise upon twenty (20) days’ written notice by the indemnified Party to the indemnifying Party, and the indemnified Party may assume the defense of such claim or suit at the sole expense of the indemnifying Party but may not settle or compromise such claim or suit without the consent of the indemnifying Party, not to be unreasonably withheld or delayed.  In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of any indemnified Party or that otherwise materially affects such indemnified Party’s rights under this Agreement or requires any payment by an indemnified Party without the prior written consent of such indemnified Party.  Except as expressly provided above, the indemnifying Party will have no liability under this ARTICLE 7 or ARTICLE 2 with respect to claims or suits settled or compromised without its prior written consent.

ARTICLE 8
REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1               General.  Each Party represents and warrants to the other that: (a) it is duly organized and validly existing under the Law of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is qualified to do business and is in good standing in each jurisdiction in which it conducts business; (c) duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (d) this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Law; and (e) it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement.

8.2               Dyadic Representations, Warranties and Covenants.

(a)            Dyadic represents and warrants that, as of the Effective Date, except as set forth on Schedule 8.2(a): (i) the Patents set forth on Exhibit A are a complete list of all Patents that claim or disclose the Company’s C1 expression system, the C1 high-throughput screening system and/or C1-derived enzymes that are necessary or useful in the Field; (ii) the Company has good and legal title and is the owner of each, and no Person has any valid claim of ownership with respect to any, of the Licensed Patents; (iii) Dyadic is in compliance with Law applicable to the transfer of biological materials, including without limitation guidelines and recommendations with respect to biodiversity, and has obtained any and all authorizations, licenses and/or permits required for transfer by the Company of the Dyadic Materials to ABNT, except in each as would not be reasonably expected to have a material adverse effect on ABNT’s ability to the practice the rights granted to ABNT pursuant to Sections 2.1(a) and 2.1(b); (iv) the Licensed IP, and the Dyadic Materials, are free and clear of any and all liens, security interests, options and/or encumbrances or related liabilities; (v) Dyadic has the right to grant all licenses granted to ABNT under this Agreement; (vi) Dyadic has not granted any right, license or interest in the Licensed IP, or any portion thereof, inconsistent with the rights and licenses granted to ABNT herein; (vii) there are no Third Party actions, claims or demands, and, to Dyadic’s knowledge, (A) there are no threatened or pending Third Party actions, claims or demands and (B) there is no reasonable basis to support any Third Party action, claim or demand, relating either to the Licensed IP or the right of the Company to grant to ABNT the rights and licenses granted herein; (viii) Dyadic does not own or otherwise control any Patent, other than those set forth on Exhibit A that claim (A) any composition of matter or formulation thereof (including any manufacture, offer for sale, sale, importation or use of such composition or formulation) or (B) any use in the Field, that would, in each of (A) and/or (B), be necessary or reasonably useful in the practice of the rights granted to ABNT pursuant to Sections 2.1(a) and 2.1(b); (ix) the Dyadic Materials delivered to ABNT pursuant to Section 2.2(d) include the tangible materials that are currently being used for the benefit of Dyadic at Dyadic, BTR and Dyadic’s Affiliate in The Netherlands for similar purposes as those contemplated hereunder and, to Dyadic’s knowledge, it is not in possession of any other such materials that would be necessary for the practice of the rights granted to ABNT pursuant to Sections 2.1(a) and 2.1(b), other than any such materials for which Dyadic has contractual obligations as of the Effective Date that would preclude such delivery to ABNT; and (x) Dyadic has not granted a license right to any Third Party to practice the Licensed IP, to use the Dyadic Materials, or to practice or to use any component of the foregoing that would result in any Improvement made by, for the benefit of or under the authority of, such Third Party to be exempt from the covenant granted by Dyadic to ABNT in Section2.5(a).

(b)            Dyadic covenants that Dyadic will not, during the Term, undertake any obligation, or grant any right, license, interest or lien, that conflicts with its obligations, or the rights and licenses granted to ABNT, under the terms of this Agreement, or impairs the rights granted by Dyadic to ABNT under the terms of this Agreement.

8.3               Disclaimer.  EXCEPT AS PROVIDED IN THIS ARTICLE 8, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION WITH RESPECT TO THE DYADIC MATERIALS, THE PRODUCTION STRAINS, AND COMPONENTS OF THE DYADIC MATERIALS AND PRODUCTION STRAINS, OR ANY DERIVATIVES OR MODIFICATIONS OF THE FOREGOING, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES AND CONDITIONS OF THE VALIDITY OF THE LICENSED PATENTS OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.  THIS SECTION 8.3 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S OBLIGATIONS UNDER ARTICLE 7.  DYADIC SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DYADIC MATERIALS, PRODUCTION STRAINS, ANY COMPONENTS OF THE DYADIC MATERIALS AND PRODUCTION STRAINS, AND ANY DERIVATIVES OR MODIFICATIONS OF ANY OF THE FOREGOING (A) ARE ANYTHING OTHER THAN EXPERIMENTAL IN NATURE, (B) HAVE CHARACTERISTICS THAT ARE ALL KNOWN, AND (C) MAY BE USED OTHER THAN WITH PRUDENCE AND APPROPRIATE CAUTION.

ARTICLE 9
 LIMITATION OF LIABILITY

9.1               (*)

ARTICLE 10
TERM AND TERMINATION

10.1            Term.  Unless terminated earlier pursuant to Section 10.2, the term of this Agreement shall commence on the Effective Date and continue in full force and effect for as long as ABNT has an obligation to pay Dyadic any of the amounts set forth under Article 3 (the “Term”).  At such time as ABNT no longer has an obligation to pay Dyadic any of the amounts set forth under ARTICLE 3 above, this Agreement shall, subject to Section 10.3(a) below, expire.

10.2            Termination.

(a)            For Convenience.  Any provision herein notwithstanding, ABNT shall have the right to terminate this Agreement at will at any time after making the payments then due and owing pursuant to ARTICLE 4, by giving Dyadic sixty (60) days’ written notice referencing this Section10.2(a).

(b)            For Breach.  If either Party shall at any time breach any material term, condition or agreement herein, and shall fail to have initiated and actively pursued remedy of any such default or breach within sixty (60) days after receipt of written notice thereof from the other Party, or thirty (30) days with respect to any breach of payment obligation, then the non-breaching Party may, at its option, terminate this Agreement and revoke any rights and licenses granted herein.  Any termination of the Agreement under this Section 10.2(b) shall not, however, prejudice the right of the Party who terminates this Agreement to recover any sums due at the time of such cancellation, and it being understood that if within sixty (60) days, or thirty (30) days with respect to any breach of a payment obligation, after receipt of any such notice the breaching Party shall have initiated and actively pursued remedy of its default, then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of the breaching Party, unless such breach or default is not in fact remedied within sixty (60) days, or thirty (30) days with respect to any breach of a payment obligation, of such notice.  Notwithstanding the foregoing, if the breach or default is solely caused by a sublicensee of the breaching Party, if within sixty (60) days, or thirty (30) days with respect to any breach of a payment obligation, after receipt of any such notice the breaching Party shall have terminated the rights and licenses of the sublicensee, and shall have initiated and actively pursued remedy of the default against the sublicensee, then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of the breaching Party.

(c)            Termination due to Challenge of Patent.  To the extent permitted by Law, the licenses granted by Dyadic to ABNT with respect to a Licensed Patent may, at Dyadic’s option, be terminated as to any country by Dyadic in the event that ABNT challenges the validity of a Licensed Patent in such country.

10.3            Effect of Termination/Expiration.

(a)            Rights and Obligations Upon Expiration.  Upon expiration (but not earlier termination) of this Agreement, all rights and licenses granted by either Party to the other Party hereunder that were in effect immediately prior to the effective date of such expiration shall become irrevocable, perpetual and fully-paid.

(b)            Rights and Obligations Upon Termination.  As of the effective date of a termination (but not expiration) of this Agreement for any reason:  (i) Section 2.1 shall terminate and all rights in the Licensed IP shall revert to Dyadic, except as provided in Section 10.3(c); (ii) the Company shall have the right to retain all amounts correctly paid hereunder; (iii) each Party shall return to the other Party any materials (including, without limitation, the Dyadic Materials and Production Strains), all components of the Dyadic Materials and Productions Strains, and any and all improvements, derivatives or modifications thereof provided to or created by or under the authority of such Party pursuant to this Agreement, except as provided in Section 10.3(c); and (iv) each Party shall return to the other Party and cease using all Confidential Information of the other, except as provided in Section 10.3(c); provided that counsel of each Party may retain one (1) copy of such Confidential Information for ensuring compliance with ARTICLE 6.

(c)            Termination by ABNT for Material Breach; Retained Products.  As of the effective date of a termination by ABNT pursuant to Section 10.2(b) for a material breach by Dyadic, all terms and conditions of this Agreement including the rights and licenses granted by Dyadic to ABNT hereunder that were in effect immediately prior to the effective date of such termination shall survive; provided that any and all payments due by ABNT to Dyadic under ARTICLE 3 as of the effective date of such termination, and any and all payment obligations incurred by ABNT to Dyadic under ARTICLE 3 after the effective date of such termination, shall be reduced by ten percent (10%); and provided further that, in the event of such a termination by ABNT pursuant to Section 10.2(b) based on Section 2.5, ABNT shall have no further payment obligations to Dyadic under ARTICLE 3.

(d)            (*)  The provisions of Section 2.5 shall survive expiration of this Agreement, but shall not survive earlier termination except as expressly provided in this Section 10.3(d).  In the event of a termination of this Agreement by ABNT for Dyadic’s breach pursuant to Section 10.2(b), the provisions of Section 2.5(a), and Section 2.5(c) (but only as applicable to Section 2.5(a)), shall survive.  In the event of a termination of this Agreement (i) by ABNT for convenience pursuant to Section 10.2(a), (ii) by Dyadic for ABNT’s breach pursuant to Section 10.2(b) or (iii) by Dyadic as provided in Section 10.2(c), the provisions of Section 2.5(b), and Section  2.5(c) (but only as applicable to Section 2.5(b) shall survive.

(e)            Accrued Rights.  Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration will not relieve a Party from accrued payment obligations or from obligations which are expressly indicated to survive termination or expiration of this Agreement.

(f)            Survival.  ARTICLE 1, ARTICLE 6 (for the period set forth in Section 6.1), ARTICLE 7, ARTICLE 9, ARTICLE 11, and Sections 2.4, 2.6, 4.4, 8.3 and 10.3 (as applicable), shall survive the expiration and any termination of this Agreement.  Except as otherwise provided in this Section 10.3, all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Article 11

General Provisions

11.1            Entire Agreement of the Parties; Amendments.  This Agreement constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding such subject matter.  No waiver, modification, amendment or alteration of any provision of this Agreement will be valid or effective unless made in writing and signed by each of the Parties; provided that any waiver, modification, amendment or alteration of Section 6.5 or Section11.6 shall be valid and effective only by the procedure set forth in such Section 6.5 and/or Section 11.6, as applicable.

11.2            Further Actions.  Each Party agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the express provisions of this Agreement.

11.3            Assignments.  Neither this Agreement nor any interest hereunder may be assigned, nor any other obligation delegated, by a Party without the prior written consent of the other Party; provided, however, that a Party shall have the right to assign this Agreement without consent of the other Party to an Affiliate of the assigning Party or to any successor in interest to the assigning Party by operation of law, merger, consolidation, or other business reorganization or the sale (or in the case of Dyadic, the exclusive or non-exclusive license) of all or substantially all of its assets relating to the subject matter of this Agreement in a manner such that the assigning Party will remain liable and responsible for the performance and observance of all of its duties and obligations hereunder.  This Agreement shall be binding upon successors and permitted assigns of the Parties.  Any assignment not in accordance with this Section 11.3 will be null and void.

11.4            Performance by Affiliates.  The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates or may exercise some or all of its rights under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  In particular and without limitation, (i) all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in ARTICLE 6, and (ii) all Affiliates of ABNT that have access to the Dyadic Materials, any components of the Dyadic Materials, or any derivative or modification thereof shall be governed and bound by all obligations set forth in Section 2.5  and ARTICLE 6.  Each Party will prohibit all of its Affiliates from taking any action that such Party is prohibited from taking under this Agreement as if such Affiliates were parties to this Agreement.

11.5            Relationship of the Parties.  The Parties shall perform their obligations under this Agreement as independent contractors and nothing in this Agreement is intended or will be deemed to constitute a partnership, agency or employer-employee relationship between the Parties.  Neither Party will have any right, power or authority to assume, create, or incur any expense, liability, or obligation, express or implied, on behalf of the other.

11.6            Notices.  Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent); provided that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to ABNT:	Abengoa Bioenergy New Technologies, Inc.
16150 Main Circle Drive
Suite 300
Chesterfield, MO 63017
Attention: Executive Vice President
Fax: (636) 536-6175

With a copy to:	Abengoa Bioenergy New Technologies, Inc.
16150 Main Circle Drive
Suite 300
Chesterfield, MO 63017
Attention: Legal Department
Fax: (636) 728-1148

If to Dyadic:	Dyadic International (USA), Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, FL 33477-5094
Attention: Mark A. Emalfarb
Fax: (561) 743-8343

With a copy to:	James G. Clessuras
Wilson Sonsini Goodrich & Rosati, P.C.
1700 K Street, NW
Fifth Floor
Washington, DC 20006
United States of America

11.7            Compliance with Law.  Each Party shall comply with all Law in connection with its activities pursuant to this Agreement.

11.8            Governing Law; Dispute Resolution.

(a)            The rights and obligations of the Parties under this Agreement shall be governed, and shall be interpreted, construed, and enforced, in all respects by the Law of the State of New York, as permitted by Section 5-1401 of the New York General Obligations Law (or similar successor provision), without giving effect to any conflict of Law rule that would result in the application of the Law of any jurisdiction other than the internal Law of the State of New York to the rights and duties of the Parties.

(b)            If the Parties are unable to resolve any dispute between them arising out of this Agreement, either Party may, by written notice to the other, have such dispute referred to the Chief Executive Officer of Dyadic and the Executive Vice President of ABNT, for attempted resolution by good faith negotiations within fifteen (15) days after such notice is received.

(c)            If the parties do not agree upon the (*), then such matter shall be determined by binding arbitration conducted pursuant to this Section 11.8(c) by one (1) arbitrator.  In such arbitration, the arbitrator shall be an independent expert in the Field ((*)) mutually acceptable to the parties.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

If the parties are unable to agree on an arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by the chief executive of the New York office of the American Arbitration Association.  Each party to the arbitration shall prepare a written report setting forth its position with respect to the (*).  The arbitrator shall select one of the requested positions as his decision, and shall not have authority to render any substantive decision other than to so select the position of either Dyadic or ABNT.  Any such arbitration shall be completed within thirty (30) days following a request by any party for such arbitration.

(d)            Subject to the foregoing, all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York State or federal court sitting in New York City, New York County, New York, and the Parties hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

11.9            Rights in Bankruptcy.  The Parties acknowledge and agree that this Agreement constitutes a license of rights to “intellectual property” as that term is defined in Section 101(35A) of Title 11, United States Code (the “Bankruptcy Code”) and is therefore governed by Section 365(n) of the Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Notwithstanding anything to the contrary, if a Chapter 11 petition is filed by or against Dyadic, Dyadic shall seek approval of the bankruptcy court to assume this Agreement pursuant to 11 U.S.C. § 363.  Dyadic further acknowledges that in the event that this Agreement is terminated or rejected by Dyadic or its receiver or trustee under applicable bankruptcy laws, ABNT hereby elects, pursuant to Section 365(n) or any applicable foreign equivalent, to retain all rights granted to it under this Agreement to the extent permitted by the law.

11.10        Captions.  The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.11        Waiver.  A waiver by a Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof.  All rights, remedies, undertakings, obligations, and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation, or agreement of either Party.

11.12        Severability.  When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but, if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of this Agreement.  The Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision

11.13        Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signature of more than one Person but all such counterparts taken together will constitute one and the same agreement.

[Signature Page Follows]

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the First Amendment Effective Date.

ABENGOA BIOENERGY NEW		DYADIC INTERNATIONAL (USA), INC.
TECHNOLOGIES, INC.

By:		By:

Name:	Gerson Santos-León	Name:	Mark A. Emalfarb

Title:	Executive Vice President	Title:	President and CEO

DYADIC INTERNATIONAL, INC.

By:

Name:	Mark A. Emalfarb

Title:	President and CEO

EXHIBIT A
LICENSED PATENTS

	Title	Country	Status	Application No.	App. Date	Patent No.	Issue Date

1.	(*)	(*)	(*)	(*)	(*)
2.	(*)	(*)	(*)	(*)	(*)
3.	(*)	(*)	(*)	(*)	(*)
4.	(*)	(*)	(*)	(*)	(*)
5.	(*)	(*)	(*)	(*)	(*)
6.	(*)	(*)	(*)	(*)	(*)
7.	(*)	(*)	(*)	(*)	(*)
8.	(*)	(*)	(*)	(*)	(*)
9.	(*)	(*)	(*)	(*)	(*)
10.	(*)	(*)	(*)	(*)	(*)
11.	(*)	(*)	(*)	(*)	(*)

12.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
13.	(*)	(*)	(*)	(*)	(*)
14.	(*)	(*)	(*)	(*)	(*)

15.	(*)	(*)	(*)	(*)	(*)
16.	(*)	(*)	(*)	(*)	(*)
17.	(*)	(*)	(*)	(*)	(*)
18.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
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30.	(*)	(*)	(*)	(*)	(*)

31.	(*)	(*)	(*)	(*)	(*)
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47.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
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61.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
62.	(*)	(*)	(*)	(*)	(*)	(*)	(*)

63.	(*)	(*)	(*)	(*)	(*)
64.	(*)	(*)	(*)	(*)	(*)
65.	(*)	(*)	(*)	(*)	(*)
66.	(*)	(*)	(*)	(*)	(*)
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68.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
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74.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
75.	(*)	(*)	(*)	(*)	(*)
76.	(*)	(*)	(*)	(*)	(*)

77.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
78.	(*)	(*)	(*)	(*)	(*)
79.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
80.	(*)	(*)	(*)	(*)	(*)	(*)
81.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
82.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
83.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
84.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
85.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
86.	(*)	(*)	(*)	(*)	(*)
87.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
88.	(*)	(*)	(*)	(*)	(*)

89.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
90.	(*)	(*)	(*)	(*)	(*)
91.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
92.	(*)	(*)	(*)	(*)	(*)
93.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
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95.	(*)	(*)	(*)	(*)	(*)
96.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
97.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
98.	(*)	(*)	(*)	(*)	(*)
99.	(*)	(*)	(*)	(*)	(*)
100.	(*)	(*)	(*)	(*)	(*)	(*)	(*)

101.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
102.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
103.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
104.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
105.		(*)	(*)	(*)	(*)	(*)	(*)
106.	(*)	(*)	(*)	(*)	(*)	(*)	(*)
107.	(*)	(*)	(*)	(*)	(*)
108.	(*)	(*)	(*)	(*)	(*)
109.	(*)	(*)	(*)	(*)	(*)

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B
DYADIC MATERIALS

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(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(*)

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(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

TRANSFER PROTOCOL

Shipment of biological samples will be carried out by World Courier or equivalent company specialized in cold chain logistics of biological samples, while the shipment of documents will be carried out by standard courier (DHL, FedEx or similar courier).

1. Deposit of the critical strains in a Culture Collection under restricted access by ABNT and/or Dyadic.

The strains considered to be critical will be deposited by Dyadic in a recognized external microbial culture collection to be designated by ABNT (either Centraalbureau voor Schimmelcultures (CBS) or the American Type Culture Collection, ATCC) under confidential conditions and with the restricted access of ABNT and/or Dyadic. After preservation, the cultures deposited will be sent back by the Collection to Dyadic for verification and validation of the properties of the strains. Dyadic will verify the identity of the strains from the Collection as follows:

1.	Southern analysis with (*)

2.	SDS-page analysis of produced proteins.

3.	Monitoring propagule formation during shakeflask growth.

4.	Determination of pyr5 auxotrophy by growth experiments.

5.	The productivity (*) will be established in one fermentation.

A certificate of preservation with the results of the verification will be issued by Dyadic to ABNT. In case of nonconformity, the procedure will be repeated with the appropriate corrective actions to ensure the conformity of the preservation of all the critical strains.

The critical strains are the following:

1.	(*)
2.	(*)
3.	(*)
4.	(*)
5.	(*)
6.	(*)
7.	(*)
8.	(*)

2. Preparation of the materials for shipment to ABNT

According to Section 2.3 of the Agreement, the materials of Exhibit B will be prepared and sent for delivery on the Requested Delivery Date to the specified ABNT location.  Dyadic will give ABNT five (5) business days notice before packaging the materials of Exhibit B in their shipping container for shipment to ABNT so that an ABNT representative will be afforded a reasonable opportunity to witness such packaging.  It is understood that prior to the Requested Delivery Date, Dyadic expects the process of materials preparation to be continuous, and ABNT’s right to witness packaging does not extend to any activities prior to the removal of the materials from cold storage for packaging into their shipping containers.  Each package will include a packing list and quality/conformity certificates of the samples signed by a Dyadic Nederland BV authorized person.  Immediately prior to shipment of each package, an ABNT representative, if present, will sign the packing list as an acknowledgment of the materials being placed for delivery.  Dyadic will maintain a copy of each packing list acknowledged by ABNT.

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

 The packaging of the samples will be conditioned to ensure the maintenance of the appropriate temperature during the shipment. The presentation of the different kinds of materials will be the following.

a) Strains of the filamentous fungus Chrysosporium lucknowense C1 or the derivatives will be sent to ABNT under two preservation conditions, one for short term preservation, as slant agar tube cultures, and another one for long term preservation, as frozen vials. Two samples or vials will be sent from each strain and preservation condition, with a total of four samples per strain. These samples will be sent conditioned at 4ºC for agar cultures and frozen vials in dry ice.

b) Plasmids will be sent as 1 fresh agar plate or slant tube of an Escherichia coli transformant and 1 microgram DNA sample in solution (in TE buffer pH 8.0) per plasmid. These samples will be shipped at 4ºC.

c) Protein samples will be sent lyophilized or in solution. The samples will be sent frozen or at 4ºC as appropriate.

d) Documentation and Data will be sent as two printed copies organized as indexed folders (excluding genomic wide sequence data) and two electronic copies of all the documentation and data.

3. Costs

Timeframes are estimated, actual charges will be billed and payable according to recorded time sheet on a monthly basis. The costs will be invoiced by Dyadic Nederland BV to ABNT at the end of execution of the different transfer activities, as follows:

3.1 Material preparation

The cost estimation for the preparation of the materials of Exhibit B (*) which according to Section 2.3 is equivalent to (*). This amount will be invoiced by Dyadic Nederland BV to ABNT at the shipment of the materials.

Amount (USD)                                                              (*)

3.2 Material shipment

Estimated cost of Shipment of biological materials by World Courier and documentation by standard courier.  The exact amount will by invoiced by Dyadic Netherlands BV to ABNT at the time of shipment of the materials.

Amount (USD)                                                              (*)

3.3 Deposit and validation of critical strains in external Culture Collection

Scope of work is according to paragraph 1 of this Exhibit C excluding the cost of seven strain Confidential Restricted Deposits for the first year and validation work estimated in (*), excluding the corrective action in case of deviations (which if necessary or requested by ABNT will be additional).  The amount will be invoiced by Dyadic Nederland BV to ABNT at the shipment of the Certificate of Preservation.

Amount (USD)                                                              (*)

3.4 Training of ABNT personnel at Dyadic Netherland premises.

The training will be planned and agreed according to ABNT needs and subject to Dyadic availability in the period of the 18 (eighteen) months following the effective date of signature of the license agreement. The conditions and rates will be according to article 2.3. The amount will be invoiced at the end of the training period. A full training program, estimated at 1 FTE for 5 weeks, will include:

1.	Strain identification, microbial culture and preservation. Master cell bank and working cell bank. (*) will be used as the example. (*)

2.	Transformation procedures. (*) will be transformed with (*). (Including verification: (*)

3.	Shake flask fermentation. (*) will be used. (*)

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.	Enzyme production process in laboratory fermentors. (*) will be used. (*)

5.	Saccharification reactions in shake flasks with substrate supplied by Abengoa. (*) and (*) will be used. (*)

6.	High solids SSF in bioreactors with substrate supplied by Abengoa. (*) and (*) will be used. (*)

7.	Analytical procedures according to Exhibit B (item 6.28 (azo-CMCase) to 6.42 (glucose determination), except (i) to the extent that Dyadic or its Affiliates do not possess items 6.29, 6.31, 6.40, 6.41), and/or (ii) to the extent Dyadic’s subsidiary Dyadic Netherlands BV does not routinely carry out such analytical procedures (*)

8.

Amount (USD)                                                              (*)

Estimated Total Amount Technology Transfer (*)

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8.2(a)

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is made and given pursuant to Section 8.2(a) of the Amended and Restated License Agreement, dated as of April  , 2012 (the “Agreement”), among Dyadic International (USA), Inc., a Florida corporation (the “Company”), Dyadic International, Inc., a Delaware corporation (“Parent”), and  Abengoa Bioenergy New Technologies,, Inc., a Missouri corporation (“ABNT”). All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate.

Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described.

(i)  (*)

(ii)  (*)

•	(*)

•	(*)

•	(*)

•	(*)

•	(*)

•	(*)

•	(*)

•	(*)

(*) (*)
(**) (*)
(***) (*)
(****) (*)
(*****) (*)

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 8.2(a)-1

(iii) (*):

(*)

(iv)

•	(*)

•	(*)

 (v)

•	(*)

•	(*)

•	(*)

•	(*)

•	(*)

•	(*)

(vi)  (*)

(*)Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 8.2(a)-2